UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2018

PAPERWEIGHT DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-82084-01	39-2014992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 East Wisconsin Avenue, P.O. Box 359,

Appleton, Wisconsin 54912-0359

(Address of principal executive offices) (zip code)

920-734-9841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on October 1, 2017, Paperweight Development Corp. (the “Company”) and substantially all of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the petitions for relief therein, the “Chapter 11 Filings”). The Debtors have obtained Bankruptcy Court authorization to jointly administer the Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Appvion, Inc., et al.” Case No. 17-12082.

On February 23, 2018, the Debtors filed their monthly operating report for the period beginning December 31, 2017 and ending January 28, 2018 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws or rules, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. Although the Company believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	the Debtors’ ability to obtain the approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and the Chapter 11 Cases in general;

•	the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Filings and any additional strategies that the Debtors may employ to address their liquidity and capital resources;

•	the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases;

•	the actions and decisions of the Company’s material vendors, suppliers and customers in response to the Chapter 11 Cases; and

•	restrictions on the Debtors due to the terms of the Debtor’s Superpriority Senior Debtor-in-Possession Credit Agreement that the Debtors have entered into in connection with the Chapter 11 Cases and restrictions imposed by the Bankruptcy Court.

Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, you should not place undue reliance on the forward-looking statements. All such statements speak only as of the date made, and the Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Monthly Operating Report for the period from December 31, 2017 to January 28, 2018 filed with the Bankruptcy Court

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Kevin M. Gilligan
Kevin M. Gilligan President and Chief Executive Officer
Date:	February 23, 2018